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                                                                    Exhibit 15.1


November 14, 2002


The Board of Directors
United Stationers Inc.

We are aware of the incorporation by reference in the Registration Statement on Form S-8 of United Stationers Inc. for the registration 3,700,000 shares of its Common Stock in connection with United Stationers Inc. 2000 Management Equity Plan (as amended and restated as of July 31, 2002), 270,000 shares of its Common Stock in connection with United Stationers Inc. Retention Grant Plan, and 160,000 shares of its Common Stock in connection with United Stationers Inc. Directors Grant Plan of our report dated October 23, 2002 relating to the unaudited condensed consolidated interim financial statements of United Stationers Inc. that are included in its Form 10-Q for the quarter ended September 30, 2002.

Pursuant to Rule 436(c) of the Securities Act of 1933 our report is not part of the registration statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.


                                                 /s/ Ernst & Young LLP